MONETA HILLS PURCHASE AND SALE AGREEMENT

                              By and Between

                         Melange Associates, Inc.
                       Nautilus Oil and Gas Company
                         Thorofare Resources, Inc
                              ("Purchasers")

                                    And


                            Wagner & Brown, Ltd
                                ("Sellers")

                                   Dated
                             February 23, 1996


MONETA HILLS PURCHASE AND SALES AGREEMENT
TABLE OF CONTENTS

         Definitions:                                           1

         Exhibits:                                              3

         Article 1: Purchase and Sale                           3

         1.1 Purchase and Sale                                  3
         A.  Assets                                             3
         B.  Excluded Assets                                    4
         C.  Gas Imbalance                                      4
         D.  Purchasers to Assume General Liabilities           5
         1.2 Purchase Price                                     5
         A. Cash Payment                                        5
         B. Adjusted Purchase Price                             5
         C. Payment at Closing                                  6

         Article 2: Title Examination                           6

         2.1 Access to Title and Other Information              6
         2.2 Title Defects                                      7
         2.3 Notice of Title Defects                            7
         2.4 Remedies for Title Defects                         7
         2.5 Rights of Preferential Purchase and                8
         Consents to Assign

         Article 3: Environmental Matters                       8

         3.1 Condition of the Properties                        8
         3.2 Sellers' Disclaimer                                8
         3.3 Environmental Due Diligence                        8
         3.4 Remedy for Material Environmental Deficiency       9
         3.5 Environmental Indemnification                      9

         Article 4: Closing                                    10

         4.1 Closing Date                                      10
         4.2 Time of the Essence                               10
         4.3 Sellers' Actions at Closing                       10
         4.4 Purchasers' Action at Closing                     10

         Article 5: Seller's Representations                   11

         5.1 Organization of Sellers and                       11
             Authority to do Business
         5.2 Binding Obligation                                11
         5.3 Litigation                                        11
         5.4 Limited Warranty                                  11
         5.5 Confidentiality                                   11

         Article 6: Purchasers Representations                 12

         6.1 Organization and Authority to do Business         12
         6.2 Binding Obligation                                12
         6.3 Litigation                                        13

         Article 7: Parties' Covenants                         13

         7.1 Other Negotiations                                13
         7.2 Right of Examination, Access to Information       13
         7.3 Additional Agreement                              14

         Article 8: Purchasers' Obligation to Close            14

         8.1 Compliance with Representations,                  14
             Covenants and Conditions
         8.2 Opinion of Legal Counsel                          14
         8.3 Litigation                                        14
         8.4 Delivery of Instruments of Transfer               15

         Article 9: Sellers' Obligations to Close              15

         9.1 Compliance with Representations,                  15
             Covenants and Conditions
         9.2 Cash Purchase Price                               15
         9.3 Preferential Purchase Rights                      15
         9.4 Litigation                                        15

         Article 10: Transfer of Operation                     15

         10.1 Operations                                       15
         10.2 Casualty Loss                                    16
         10.3 Accounting Services                              16

         Article II: Taxes                                     16

         11.1 Apportionment of Ad Valorem and Property Taxes   16
         11.2 Sales Taxes, Filing Fees                         16
         11.3 Other Taxes                                      16

         Article 12: Termination of Agreement                  16

         12.1 Termination                                      16
         12.2 Effect of Termination                            17

         Article 13: Action after Closing:                     17

         13.1 Final Accounting                                 17
         13.2 Suspended Funds                                  17
         13.3 Further Assurances and Subsequent Cooperation    17

         Article 14: Miscellaneous                             17

         14.1  Survival of Representations                     17
         14.3  Expenses                                        18
         14.3  Notices                                         18
         14.4  Assignment                                      18
         14.5  Titles for Convenience Only                     18
         14.6  Severability                                    18
         14.7  Binding Effect                                  19
         14.8  Compliance With Laws and Regulations            19
         14.9  Counterparts                                    19
         14.10 Governing Law                                   19


         Exhibit:

A.       Moneta Hills Real Property
B.       Moneta Hills Personal Property and Equipment
C.       Moneta Hills Intangible Property
D.       There is no Exhibit D to this Agreement
E.       Outstanding Joint Interest Billings, Leasehold Delay
          Rentals or
         Minimum Royalty Payments
F.       There is no Exhibit F to this Agreement
G.       Disclosure Schedule
H.       Form of Bill of Sale
I. Form of Assignment of Intangible Contractual Rights and other Intangible Property
J.       Form of Assignment of Leases (county)


                               MONETA HILLS
                        PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT is made and entered into this 23rd day of February, 1996 by and between, Melange Associates, Inc, a Colorado Corporation, Nautilus Oil and Gas Company, a Colorado Corporation and Thorofare Resources, Inc, a Wyoming Corporation, (hereinafter collectively referred to herein as "Purchasers" and individually from time to time referred to as "Purchaser"), and Wagner & Brown, Ltd, a Texas Limited Partnership, (hereinafter collectively referred to herein as "Seller").

                                WITNESSETH:

         This Agreement sets forth the understandings and agreements pursuant to which Purchaser win acquire from Seller one hundred percent (100%) of all of its rights, titles and interests in and to all real and personal property of any land and nature on, in under or appurtenant to the original Moneta Hills Unit Area, including without Stations the RCU 1-34 well, and the two Moneta Hills wells, the Moneta Hills #s 1 and 2, the leases within the original Moneta Hills Unit Area, any gathering system or part thereof located on and around said unit, all leasehold and unit equipment, any easements or rights of way, and any executory or contractual rights or interest, corporeal or incorporeal, relating thereto.

         NOW THEREFORE, in consideration of ten and more dollars
($10.00) and of the mutual covenants and agreements contained here the receipt and sufficiency of which are hereby confessed, the Parties hereto agree as follows:

                                DEFINITIONS
"Adjusted Purchase Price" means the amount described in Article
1.2.C.

"Agreement" means this Purchase and Sale Agreement dated February
23, 1996 by and between Purchasers and Seller.

"Cash Payment" means the cash or certified funds paid to Seller pursuant to Article 1.2.A.

"Cash Settlement" shall be that amount due at Closing pursuant to 1.2.C.

"Closing" means the consummation of the transaction contemplated by this Agreement.

"Closing date" shall be the later of (1) March 31, 1996; (2) the first business day (being Monday through Friday) following the 14th day after execution of this Agreement by the final Party executing same, or such other date as is mutually agreed upon by the Parties.

"Closing Statement" means the statement prepared by Seller for Closing.

"Due Diligence Period" means the period of time commencing with the date of this Agreement and continuing until five (5) days before the Closing Date.

"Effective Date" means March 1, 1996.

"Final Accounting" means the statement of accounting required by
Article 13.1.

"Gas Imbalances" means the difference between the volume of produced gas that a Seller took from all or part of the Moneta
Hill Real Property and the volume of a Seller's gas entitlement under the applicable agreement or arrangement.

"Material Environmental Deficiency" means a deficiency or deficiencies in the Properties based upon environmental conditions whose cumulative value is likely to create a liability in excess of the Cash Payment.

"Moneta Hills Real Property" means the real property, lands, and oil and gas leases described in Article 1. 1. A. 1.

"Moneta Hills Personal Property" means the wells, equipment and facilities and other personal property of any kind and nature described in Article 1. 1.A.2.

"Moneta Hills Intangible Property" means the easements, rights-of-way, permits, licenses, surface leases, agreements and servitude described 'm Article 1.1.A.3.

"Property Schedules" means Exhibits A, B, and C.
"Properties" means all the assets described in Article 1.1.A.
"Purchase Price" means the total consideration to be paid or assigned to Seller pursuant to this Agreement.

"Title Defects" means those conditions described in Article 2.2.


         EXHIBITS

Exhibit A:    Moneta Hills Real Property

Exhibit B:    Moneta Hills Personal Property and Equipment

Exhibit C:    Moneta Hills Intangible Property

Exhibit D:    There is no Exhibit D

Exhibit E:    Outstanding Joint Interest Billings,
              Leasehold Delay Rentals and Minimum Royalty Payments

Exhibit F:    There is no Exhibit F to this Agreement

Exhibit G:    Disclosure Schedule

Exhibit H:    Form of Bill of Sale

Exhibit I: Form of Assignment of Intangible Contractual Rights and other Intangible Property

Exhibit J:    Form of Assignment of Leases (county)

                                 ARTICLE I
                             PURCHASE AND SALE

1.1  Purchase and Sale.

A. Assets: Subject to the terms and conditions of this Agreement, Seller shall sell and Purchasers shall acquire on the Effective Date all of Sellers right, title and interest in the following assets (which together are referred to from time to time as "Properties"):

         1. One hundred percent (100%) of all of Sellers' right, title and interest in and to the real property, lands, and oil and gas leases set forth on Exhibit A, reference to which is hereby made for all purposes (the Moneta Hills Real Property). Seller covenants and by these presents agrees to grant, bargain, sell, assign and convey all of its right, title and interest in the foregoing described real property, including by way of example and not limitation, all leasehold interest, working interests, and operating rights presently held, free and clear of any liens or encumbrances of any land and without any additional royalty or overriding royalty, production payments, net profits interests or other burdens, similar or dissimilar, not of record prior to March 1, 1996.

         2. All wells, equipment, pipelines and facilities and other personal property of any kind and nature on, in, under or appurtenant to the Moneta Hill Unit Area, which are located on or used in connection with the production, treatment or transportation of oil and gas from the Moneta Hills Unit Area including, without limitation, the RCU 1-34 well, and the two Moneta Hills wells, the Moneta Hills #s I and 2, and the personal property described Exhibit B, reference to which is hereby made for all purposes (the Moneta Hills Personal Property). Seller covenants and by these presents agrees to grant, bargain, sell, assign and convey all of their rights, titles and interests in the foregoing described personal property free and clear of any liens or encumbrances of any kind.

         3. Any and all easements, rights-of-way, permits, licenses, surface leases, agreement, and servitude to the extent assignable used in connection with the Moneta Hills Real Property and/or the Moneta Hills Personal Property, and any intangible contractual rights and other intangible property described on Exhibit C (the Moneta Hills Intangible Property).

         4. Any gas gathering system or portion thereof located on and around the Moneta Hills Federal Unit.

         5. Originals or copies of all records relating to the leasehold property and unit equipment, any easements or rights of way, and any executory or contractual rights or interest, corporeal or incorporeal relating thereto, to the extent they are in Seller's possession including by way of example and not limitation lease files, unit files, contract files, well files and non-interpretive geological data.

B.       Excluded Assets: None

C.       Gas Imbalance:

1.       The Seller represents that no Gas Imbalances exist.

2. Should it be discovered that any Gas Imbalances exist Purchasers shall assume all benefits, obligations and liabilities associated therewith such Gas Imbalances as of 7:00 A.M. on the Effective Date of this Agreement. The Purchase Price shall be adjusted at Closing as follows:


         a. There shall be deducted from the Cash Payment an amount equal the sum of (i) to any obligation of any Seller to balance overproduction in cash prior to the depletion of the well, and (ii) any responsibility for payment of royalties on volumes of gas which any Seller took in excess of its entitlement.

         b. There shall be an adjustment for any Gas Imbalance at the Effective Date. Such adjustment will be a deduction from the Cash Payment in an amount equal to the value of any increased overbalance. This adjustment will be on the basis of individual properties in accordance with the actual average price paid during the period between February 23, 1996 and the Effective Date.

D. Purchasers to Assume General Liabilities: On the Effective Date, Purchasers win assume, pay for, perform and comply with all the duties, liabilities, and obligations (express andimplied) binding upon Seller that relate to or are attributable to the Properties after the Effective Date, including but not limited to, all applicable valid recorded agreements, all unrecorded agreements disclosed by Seller to Purchasers, including gas balancing agreements or arrangements, gas sales contracts and instruments, and duties imposed by governmental laws and regulations. Any unrecorded agreement not disclosed by its inclusion on Exhibit A, B, or C shall be disclosed on Exhibit G, Disclosure Schedule.

         1. Notwithstanding the assumption of general liabilities contained in this provision, if within two (2) years of the effective date hereof a third party asserts a claim against Purchasers or Seller arising from a material breach of a duty, liability or obligation by Seller occurring prior to the Effective Date, or arising from the tortious acts of Seller occurring prior to the Effective Date, and attributable to the ownership of any of the properties acquired by Purchasers hereunder, excluding Environmental Liabilities and all customary and usual operations for plugging, abandonment and surface restoration occurring in the normal course of operating the Properties, then Seller shall discharge and hold Purchasers harmless from any loss or cost, including reasonable attorney's fees, arising by, through or from such claim.

         2. Without limiting the foregoing assumption of general liabilities, Purchasers agree, effective as of the Effective Date, to assume all Seller' obligations to properly and timely plug and abandon the RCU 1-34 well, and the two Moneta
Hills wells, the Moneta Hills #s 1 and 2, to remove all equipment and facilities therefrom, and to restore the surface as required by applicable rule or regulation.

1.2 Purchase Price. The Purchase Price consists of a cash payment and other consideration.

A. Cash Payment: On the basis of the terms, representations and agreements and subject to the conditions herein set forth, Purchasers hereby agree to pay to Seller, at the Closing on the Closing Date the Purchase Price as set forth below.

         Cash Payment.  Purchasers shall pay the sum of Fifty
Thousand Dollars, ($50,000.00) in cash or certified funds to be paid to Seller.

B. Adjusted Purchase Price: The net cash paid by Purchasers at closing shall be:

1.       The Cash Payment set forth in Article 1.2 A.; and

2. Plus or minus any adjustments for Title Defects as determined in Article 2.4 below; and

3. Less the allocated value of any exercised preferential purchase right as determined in accordance with Article 2.5, below; and

4. Less any adjustment for Gas Imbalances pursuant to 1.1.C.2;

5. Plus the payment of any outstanding joint interest billings, leasehold delay rentals or minimum royalty payments propertly due and outstanding incurred from and after June 1, 1995 attributable to those interest within the Moneta Hills Unit area formerly held by Chaparral Resources, Inc., a Colorado corporation, J. Hiram Moore, an individual, Richard L. Moore, an individual, Michael H. Moore, an individual, and Richard L. Moore, Independent Executor for the Estate of Stephen S.
Moore, said outstanding joint interest billings, leasehold delay rentals or minimum royalty payments being set forth and described on Exhibit E, reference to which is hereby made for all purposes.

C. Payment at Closing: Not less than 5 days prior to closing, Seller shall furnish Purchasers with an estimated Closing Statement which will include the following:

1.       The Adjusted Purchase Price calculated pursuant Article
         1.2.B above, and

2. Cash Settlement determined by adding and subtracting as follows:

         i. Subtract any cash to be withheld for taxes pursuant to Article 1 1. 1; and

         ii. add any expenditures made by Seller attributable to the properties for the period between the Effective Date and Closing Date including by way of example and not limitation, payments of royalties, taxes, rentals and similar charges, amounts billed under applicable operating agreements, and all prepaid expenses; and

         iii. add the value of all liquid hydrocarbons in storage tanks above the pipeline connection at 7:00 a.m. (local time) on the Effective Date valued at market or contract price in effect on that date after deducting royalty and tax obligations; and

         iv. subtract the amount of estimated revenues received by Seller from sales of hydrocarbons and associated products, together with any other income, attributable to the Properties accruing after the Effective Date.

                            ARTICLE 2
                       TITLE EXAMINATION

2.1 Access to Title and Other Information: During the Due Diligence Period, Seller shall make the records described in
Article 1.1.A.5. available to Purchaser at Sellers offices located at 300 N. Marienfeld, Midland, TX 79702, or such other place as is mutually acceptable to the Parties, during normal business hours for examination by the Purchasers or its representatives. Seller shall not be obligated to perform any title work, and no abstracts or title opinions will be made current by Seller. Seller will provide Purchasers and its accountants, counsel and other representatives, reasonable access during the Due Diligence Period, commencing on the date of this Agreement and continuing until five (5) days before the Closing Date, to all of Seller's properties, books, contracts, documents and records relating to the Properties and will use reasonable efforts to promptly furnish Purchasers all material information concerning the business and Properties relating to the ownership and operation of said Properties, including to the extent prepared in the ordinary course of business, such data and operating reports as may reasonably be necessary or appropriate for any relevant purposes of investigation and analysis related to this Agreement. This obligation by Seller to furnish material information is subject to any existing confidentiality agreements with third parties except that Seller shall use its best efforts to secure waiver of any such confidentiality agreement. Seller shall make its officers, employees, consultants, contractors and representatives available to Purchasers or its representatives with instructions to discuss any material matters related to this Agreement.

2.2      Title Defects: A Title Defect under this Agreement is:

A. When Seller owns more or less than the interest set forth on the Property Schedules, ( Property Schedules are
Exhibits A through C).

B. When Sellers' rights and interest in any interest shown on the Property Schedules, is subject to reduction by virtue of the exercise by any other party of a reversionary interest, back-in or similar right not disclosed on said Property
Schedules, or on Exhibit G.

C. When Sellers' rights and interest in any interest shown on the Property Schedules, is subject to any outstanding mortgage, deed of trust, security interest, lien or encumbrance or other adverse claim not disclosed on said
Property Schedules, or on Exhibit G.

2.3 Notice of Title Defects: Upon discovery of any Title Defect, purchasers shall notify Seller in writing of the nature and extent and value of said defect. Any Title Defect not brought to Seller's attention by the end of the Due Diligence Period shall be deemed waived by Purchasers for all purposes. Seller may elect to cure any Title Defect to the reasonable satisfaction of Purchasers.

2.4 Remedies for Title Defects: If the value of all uncured Title Defects at the end of the Due Diligence period is less than or equal to 20% of the Cash Payment portion of the Purchase Price, Purchasers shah be obligated to proceed with the transaction. If the value of all uncured Title Defects at the end of the Due Diligence period is greater than 20% of the Cash Payment portion of the Purchase Price, then either Purchasers or Seller may elect to terminate this Agreement with no liability to the other parties hereto.

2.5 Rights of Preferential Purchase and Consents to Assign. Upon execution of this Agreement, Seller shall disclose to Purchasers all preferential rights to purchase and consents to assignments, except those consents by State and Federal governmental agencies which are routinely granted.
Purchasers shall within 5 days of the receipt thereof submit to Seller a good faith allocation of values for any Properties subject to said rights. Seller shall timely send notice to the holder of each such right offering in the case of preferential rights to purchase the right to acquire such interest at the good faith allocated value or for consent to make assignment. An election to exercise a preferential right to purchase or a failure to approve assignment shall reduce the cash Purchase Price by the allocated amount, provided however should such total reduction exceed 20% of the Cash portion of the Purchase Price, Purchasers may elect to terminate this Agreement with no liability whatsoever.


                                 ARTICLE 3
                           ENVIRONMENTAL MATTERS

3.1 Condition of the Properties: Purchasers acknowledge that the Properties have been utilized for the purpose of exploration, development and production of oil and gas. Purchasers acknowledge that wastes, including but not limited to, crude oil, natural gas, natural gas liquids, produced water, and other wastes associated with oil and gas production and exploration operations, may have been spilled, released or disposed of on site by, among other ways, placement in pits, burial, land farming, land spreading and underground injection, into or onto the assets. In addition, Purchasers acknowledge that some oil field production equipment may contain asbestos, mercury and/or naturally-occurring radioactive material ("NORM"). Purchasers understand that NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other form and that wells, materials equipment located on the Properties may contain NORM and that NORM-containing materials may be buried or have otherwise been disposed on the Properties. Purchasers also understand that special procedures may be required for the removal and disposal of asbestos, mercury and NORM from the equipment and properties where it may be found.

3.2 Seller's Disclaimer: It is understood between the Parties that Purchasers have not relied upon the accuracy or completeness of any statements, samples, material, test results, or other information supplied by or received from Seller in evaluating the environmental condition or other condition of the Properties or any potential liability arising from or related to the Properties. The Parties agree that Purchasers' assessment of the environmental condition and other condition and any potential liability arising from or related to the Properties has been based upon Purchasers' own independent examination.

3.3 Environmental Due Diligence: During the Due Diligence Period, Seller will provide Purchasers, or its representatives, with reasonable access to the properties. During such time Purchasers, at its own risk expense, may conduct such environmental site assessments, including but not limited to a Phase I environmental site assessment, as Purchasers deems appropriate. Any data or information acquired by such examination and the results of any analysis of such data and information shall be held confidential. Except as required by law or regulation, Purchasers shall not disclose any of said data, information or the results of any analysis thereof to any person or agency without the prior written approval of Seller.

3.4 Remedy for Material Environmental Deficiency: Should Purchasers discover a Material Environmental Deficiency of or affecting the Properties, Purchasers shall notify Seller of the nature and extent thereof. Thereupon the Parties shall elect one of the following alternatives:

A. Purchasers may elect to terminate this Agreement with no further liability provided that Seller shall have the option, but not the obligation, to elect to remediate, at their own risk and expense, the Material Environmental Deficiency to the satisfaction of the Purchasers. Closing shall be delayed to allow for such remediation but in no event beyond May 15, 1996.

B. Seller and Purchasers may elect to terminate this agreement with no further liability to or from either party.

C. Purchasers may elect to go forward with the transaction described in this Agreement despite the existence of the Material Environmental Defect.

3.5 Environmental Indemnification: Upon the closing of the Purchase and Sale contemplated herein, and effective as of the Effective Date, Purchasers shall assume, and agree to indemnify, hold harmless and defend seller from and against, all environmental liabilities arising with respect to the Properties.
In this Agreement "Environmental Liabilities are defined as all damages, losses, claims, demands and causes of action (including, but not limited to, any civil fines, penalties, expenses and costs of clean-up or remediation) brought by any and all persons (including, but not limited to, Purchasers' and Sellers' employees, agents or representatives, and any private citizens, persons or organizations, and any agency, branch or representative of federal, state or local government) on account of any personal injury, death, damage, destruction loss of property, contamination of natural resource (including soil, surface water or ground water) or lack, loss or failure of permits resulting from, arising out of, caused by or connected with any environmental conditions of the properties, or operations related thereto, including, but not limited to, the presence, disposal or release of any material of any kind in, on or under the properties or other property
(whether neighboring or otherwise): and including any liability or obligations that may arise on account of or in any way be connected with the physical condition of the property or any law or regulation applicable thereto, including, without Stations the Comprehensive Environmental Response, Compensation and Liability
Act of 1980, as amended (42 U.S.C.Section 9601 Et Seq.) the Resource Conservation and Recovery Acto of 1976 (42 U. S. C. Section 6901 Et Seq.), the Clean Water Act (22 U.S.C. Section 466 Et Seq.), the Safe Drinking Water Act (14 U. S. C. Section 1401-1450), the Hazardous Material Transportation Act (49 U. S. C. Section 1801 Et Seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601-2629), the Clean Water Act, as amended (42 U.S.C. Section 7401 Et Seq.) and the Clean Air Act amendments of 1990.

         Purchasers shall at all times retain sole and exclusive authority for, final approval of and responsibility and control over all acts and decisions of whatsoever nature relating to environmental laws, rules and regulations and Environmental Liabilities. Should Seller exercise or attempt to exercise any authority for, final approval of or responsibility and control over all acts and decisions of whatsoever nature relating to environmental laws, rules and regulations and Environmental Liabilities the indemnification under this Article 3.5 shall become void and of no force and effect.

         Seller, its successors or assigns, shall promptly provide Purchasers, their successor or assigns, with notice of any claim or intent to make a claim for Environmental Liabilities by any party of whatsoever nature. This Article 3.5 shall survive the Closing and shall continue without limitation as to time for as long as is necessary to accomplish its purpose.

                                 ARTICLE 4
                                  CLOSING

4.1 Closing Date: The Closing of this Agreement shall occur at the offices of Nautilus Oil and Gas Company, 600 17th Street, Denver, CO 80202, or at such other place as is mutually agreeable to the Parties hereto. Closing shall occur at 10:00 a.m., local time, on the Closing Date.

4.2 Time of the Essence: Time is of the essence under this Agreement.

4.3      Seller Actions at Closing:

A. Seller shall execute in favor of and deliver to Purchasers, or to Purchaser's designee, the instruments of transfer described below. Purchasers shall give written notice to Seller of their designee, if any, no less than five (5) days prior to Closing.

         1.  The Bill of Sale for the Personal Property and
             Equipment in the form set forth in Exhibit H to this Agreement.

         2. The Assignment of Intangible Contractual Rights and other Intangible Property in the form set forth in
              Exhibit I to this Agreement.

         3. The Assignment of Leases in the form set forth in Exhibit J to this Agreement. Seller shall also execute and deliver to Purchaser in the required number any assignment forms required by any state or federal agency for transfer of its oil and gas leases, rights of way or other interests transferred herein.

B. Seller shall at closing or within thirty (30) days after Closing, provide Purchaser with the original lease files, contract files, well files, field files and other relevant information pertaining to the Properties.

4.4      Purchasers' Actions at Closing: Purchaser shall pay to
Seller by certified checks the Cash Payment required by Article
1.2.C. as directed therein.


                                 ARTICLE 5
                         SELLER'S REPRESENTATIONS

Seller hereby represents and warrants to Purchaser as follows:

5.1      Organization of Seller and Authority to do Business:
Wagner & Brown, Ltd. represents and warrants that it is a limited partnership organized and existing in good standing under the laws of Texas and is qualified to do business and is registered and in good standing in the State of Wyoming and that Canyon Energy, Inc., is its Managing General Partner.


5.2      Binding Obligation: Seller Represents and Warrants:
Wagner & Brown, Ltd. and Canyon Energy, Inc., as its Managing General Partner represents and warrants that Canyon Energy, Inc., as Managing General Partner has all requisite power and authority to enter into and perform the obligations of Wagner & Brown, Ltd. under this Agreement and to carry out the transaction contemplated hereby, that all acts and other proceedings required to be taken by Wagner & Brown, Ltd. to authorize the execution and delivery by Canyon Energy, Inc., as Managing General Partner of Wagner & Brown, Ltd., Inc. of this Agreement and performance by Wagner & Brown, Ltd. have been duly and properly taken, and that this Agreement has been duly executed and delivered by Canyon Energy, Inc., as Managing General Partner of Wagner & Brown, Ltd. on behalf of and at the behest of Wagner & Brown, Ltd. and constitutes the valid and binding obligation of Wagner & Brown, Ltd., enforceable against Wagner & Brown, Ltd. and Canyon Energy, Inc. in accordance with its terms.

5.3 Litigation: There is no pending or threatened litigation affecting the Seller or any pending or threatened governmental proceeding or otherwise, which might result in a judgement, decree or order having a material adverse effect on the Seller or a material adverse effect on the Properties. The Seller is in compliance with all laws, all rules and regulation of governmental agencies and authorities and all judgement, orders or decrees which by their terms apply to them.

5.4 Limited Warranty: Seller warrants title to the Properties comprised of real property against the claims of persons claiming same or part thereof by through and under Seller but not otherwise.

5.5      Seller's Disclaimers:

         A. Disclaimer of UCC Warranties; "As Is" Sale: All Personal Property and fixtures included in this Agreement are sold on an "As Is" and "Where Is" basis, "with all fault," and Seller disclaims any implied warranties with respect to such property. Seller expressly disclaims any warranty of title, any warranty of merchantability and any warranty of fitness for any particular purpose whatsoever with respect to the personal property and fixtures sold hereunder.

         B.   Disclaimer Concerning Accuracy of Information:
Seller makes no warranty or representation, express or implied, as to the accuracy or completeness of any data, information or materials heretofore or hereafter furnished Purchasers in connection with the interests or to which Purchasers are granted access, nor as to the quality or quantity of hydrocarbon reserves (if any) attributable to the properties or the ability of the properties to produce hydrocarbons, any and all such data, information and other materials furnished by Seller are provided Purchasers as a convenience, and any reliance on or use of the same shall be at purchasers' sole risk.
Purchasers expressly waive the provisions of Chapter 12,
Article I., Wyoming Consumer Protection Act (Section 40-12-101 Et
Seq.).

                                 ARTICLE 6
                        PURCHASER'S REPRESENTATIONS

Purchaser hereby represents and warrants to Seller as follows:

6.1      Organization and Authority to do Business:

A. Melange Associates, Inc. represents and warrants that it is a corporation organized and existing in good standing under the laws of Colorado and is qualified to do business and is registered and in good standing as a foreign corporation in the State of Wyoming.

B. Nautilus Oil and Gas Company represents and warrants that it is a corporation organized and existing in good standing under the laws of Colorado and is qualified to do business and is registered and in good standing as a foreign corporation in the State of Wyoming.

C. Thorofare Resources, Inc. represents and warrants that it is a corporation organized and existing in good standing under the laws of Wyoming and is qualified to do business and is registered and in good standing as a foreign corporation in the State of Colorado.

6.2      Binding Obligation: Purchasers Represent and Warrant:

A. Melange Associates, Inc. represents and warrants, that it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transaction contemplated hereby, that all corporate acts and other proceedings required to be taken by Melange
Associates, Inc. to authorize the execution, delivery and performance by Melange Associates, Inc. of this Agreement have been duly and properly taken; and that this Agreement has been duly executed and delivered by Melange Associates, Inc.
and constitutes the valid and binding obligation of Melange Associates, Inc., enforceable against Melange Associates, Inc.
in accordance with its terms.

B. Nautilus Oil and Gas Company represents and warrants that it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transaction contemplated hereby, that all corporate acts and other proceedings required to be taken by Nautilus Oil and Gas Company to authorize the execution, delivery and performance by Nautilus Oil and Gas Company of this Agreement have been duly and properly taken; and that this Agreement has been duly executed and delivered by Nautilus Oil and Gas
Company and constitutes the valid and binding obligation of Nautilus Oil and Gas Company, enforceable against Nautilus Oil and Gas Company in accordance with its terms.

C. Thorofare Resources, Inc. represents and warrants that it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transaction contemplated hereby, that all corporate acts and other proceedings required to be taken by Thorofare Resources, Inc. to authorize the execution, delivery and performance by Thorofare Resources, Inc. of this Agreement have been duly and properly taken; and that this Agreement has been duly executed and delivered by Thorofare Resources, Inc.
and constitutes the valid and binding obligation of Thorofare Resources, Inc., enforceable against Thorofare Resources, Inc.
in accordance with its terms.

6.3 Litigation: There is no pending or threatened litigation affecting the Purchasers or any pending or threatened governmental proceeding or otherwise, which might result in a judgement, decree or order having a material adverse effect on the Purchasers or a material adverse effect on the Properties. The Purchasers are in compliance with all laws, all rules and regulation of governmental agencies and authorities and all judgement, orders or decrees which by their terms apply to them.


                                 ARTICLE 7
                            PARTIES' COVENANTS

7.1 Other Negotiations: Seller will refrain from negotiating with any third party or parties for the sale of or other disposal or exchange of any of the Properties.

7.2 Right of Examination, Access to Information: Purchasers shall make or arrange for others to make such inspection and investigation of the Properties and any assumed liabilities as they deem appropriate. At all times prior to the Closing, Seller will give to Purchasers and their representatives full access at reasonable times, as they may reasonably request, to all Properties, books, contracts, documents and records related to the Properties. This provision shall in no way be construed to limit the rights of access granted in Articles 2.1 and 3.3. Seller shall to the best of its ability arrange for Purchasers and its representatives to discuss with appropriate officers, employees, consultants, contractors and representatives of Purchasers such matters related to this transaction as Purchasers may reasonably request. Purchasers will hold such information in confidence.

7.3 Additional Agreement: The Parties shall execute such further documents and instruments, requested by either Party, as may be necessary or reasonably desirable to consummate this transaction or any part thereof The Parties agree to use their best efforts at their own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective this transaction.


                                 ARTICLE 8
                      PURCHASERS' OBLIGATION TO CLOSE

The obligation of Purchasers to consummate the transactions contemplated herein are subject to the satisfaction, at the discretion of Purchasers, at or prior to the Closing Date of each of the following conditions:

8.1      Compliance with Representations, Covenants and
Conditions: The representations made by Seller in this Agreement shall have been true when made and shall be true in all material respects at the Closing Date with the same force and effect as if such representations were made at and as of the Closing Date, and Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. On the Closing Date, Seller or an officer thereof shall furnish to Purchasers a certificate certifying to the foregoing.

8.2 Opinion of Legal Counsel: The receipt by Purchasers of an opinion from counsel to the Seller dated the Closing Date that Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas and is authorized to do business in the State of Wyoming; has the full power to carry out the transaction provided for in this Agreement; that this Agreement has been duly executed and delivered by Canyon Energy, Inc., as Managing General Partner of Wagner & Brown, Ltd.; that this Agreement is the legal and binding obligation of Wagner & Brown, Ltd., enforceable in accordance with its terms; and that the execution, delivery and performance of this Agreement by Canyon Energy, Inc., as Managing General Partner of Wagner & Brown, Ltd. and the consummation by Wagner & Brown, Ltd. win not constitute a breach, violation, or default under the partnership agreement of Wagner & Brown, Ltd.

8.3 Litigation: On the Closing Date, there shall be no litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement. Seller shall cause a certificate dated the Closing Date signed by Seller, or an officer thereof, to be furnished to Purchasers stating no such litigation, investigation inquiry or proceeding is pending or, to the best his knowledge, threatened.

8.4 Delivery of Instruments of Transfer: At Closing, Seller shall deliver to Purchasers executed, and where appropriate recordable, bill of sale, lease assignments and other instruments of conveyance pursuant to Article 4.3.


                                 ARTICLE 9
                       SELLER'S OBLIGATIONS TO CLOSE

The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction, at the discretion of Seller, at or prior to the Closing Date of each of the following conditions:

9.1      Compliance with Representations, Covenants and
Conditions: The representations and warranties made by Purchasers in this Agreement shall have been true when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing date and Purchasers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchasers prior to or at Closing.

9.2 Cash Purchase Price: At Closing, Purchasers shall deliver the Adjusted Purchase Price pursuant to Article I hereof.

9.3 Preferential Purchase Rights: All preferential purchase right obligation attributable to the Properties shall have been satisfied.

9.4 Litigation: On the Closing Date, there shall be no litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement.

                                ARTICLE 10
                           TRANSFER OF OPERATION

10.1 Operations: It is the desire of the Parties that Thorofare Resources, Inc., or its designee, take over operations of those portion of the Properties which Seller now operates as of the Effective date, or as soon thereafter as BLM and State approval to transfer operation is obtained. Seller shall e all costs of operating prior to the transfer of such operations. Between the Effective Date and actual transfer of operations, Seller shall continue the physical operation of such Properties pursuant to the terms of the Moneta Hill Unit Operating Agreement until BLM and State approval to transfer operations is obtained. For operations from and after the Effective Date conducted by Seller for and on behalf of Purchasers, Seller may make appropriate charges to Purchasers pursuant to the Moneta Hill Unit Operating Agreement.

10.2 Casualty Loss: The risk of casualty loss relating to the Properties shall pass from Seller to Purchasers on the Effective
Date of this Agreement.

10.3 Accounting Services: Seller will continue to generate delay rental, royalty, minimum royalty and other similar payments due on the Properties for a for a period of 90 days following closing. Seller's obligation to pay delay rentals, royalty, minimum royalty and other payments under this Agreement shall be to the extent of Seller's best efforts, and Seller shall have no liability whatsoever for any loss occurring through inadvertence or any other cause other than wilful misconduct. Purchasers agree promptly to reimburse Seller for any payments made by Seller under this provision.


                                ARTICLE II
                                   TAXES

11.1 Apportionment of Ad Valorem and Property Taxes: All ad valorem taxes, real property taxes, personal property taxes and similar obligation shall be apportioned as of the Effective Date between Seller and Purchasers. All such taxes allocable to the periods before and to the Effective date shall be paid by Seller. AU such taxes due and payable on or before the Effective Date shall be paid in full by Seller prior to Closing. Funds to pay all such taxes becoming due and payable after the Effective Date allocable to periods before and to the Effective Date shall be withheld by Purchasers from the Cash Payment at Closing. All such taxes allocable to after the Effective Date shall be paid by Purchasers. Any refunds allocable to on or before the Effective Date shall belong to Seller.

11.2 Sales Taxes, Filing Fees: The Purchasers shall bear any sales taxes or other transfer taxes and be liable for any applicable conveyance, transfer and recording fees, and real estate transfer stamp or taxes imposed upon the sale pursuant to this Agreement.

11.3 Other Taxes: All production, severance or excise taxes, conservation fees and other similar such taxes or fees other than income taxes relating to the oil and gas produced and sold from the Properties on or before the Effective Date shall be paid by Seller. All such taxes and fees relating to oil and gas produced and sold after the Effective Date shall be paid by Purchasers.

                          ARTICLE 12
                  TERMINATION OF AGREEMENT

12.1     Termination: This Agreement and the transaction
contemplated herein may be terminated at any time prior to
Closing by:

A.       the mutual consent of the Parties;

B. by either Party if there has been a breach of covenant or agreement contained herein by the other Party and such breach has not been promptly cured;

C.       by the operation of Articles 2.4, Remedies for Title
Defects,  2.5, Rights of Preferential Purchase and Consents to
Assign, and 3.4, Remedy for Material Environmental Deficiency, or Article 14.9, Counterparts.

12.2 Effect of Termination: In the event of termination of this Agreement pursuant to 12.1 A. or 12.1.C., this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either Party or their respective officers, directors and shareholders or partners except as otherwise set forth herein.

                                ARTICLE 13
                           ACTION AFTER CLOSING

13.1 Final Accounting: Within 90 days after Closing, Seller shall provide the Final Accounting to Purchasers for its approval. Purchasers shall have seven (7) days thereafter to review the Final Accounting. Seller shall make its accountant available to Purchasers' accountant during that period. If Sellers' and Purchasers' accountants are unable to agree upon the Final Accounting within seven (7) days of the end of Purchasers' review period, they shall together select an independent accounting firm to make the final determination. Such determination shall be conclusive and the cost of such shall be borne equally by the Seller and Purchasers.

13.2 Suspended Funds: After Closing, Seller will provide to Purchasers a fist of all proceeds from production attributable to the Moneta Hills Real Property which are then being held in suspense. Seller shall transfer to Purchasers all of those suspended proceeds and all applicable files pertaining thereto. Purchasers shall thereafter be responsible for proper distribution of all suspended proceeds.

13.3 Further Assurances and Subsequent Cooperation: After Closing, Seller and Purchasers agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.
Purchasers shall timely record the assignments and bills of sale in appropriate offices in the state and counties where the properties are located. Purchasers shall timely file for and obtain appropriate state, federal or other governmental approvals and forms of assignments. Each Party will provide reasonable access to properties and records to the other Parties and cooperate with such other Parties in matters relating to financial reporting, tax or similar purposes, or purposes of investigating claims, or conducting litigation or administrative proceedings with third parties or governmental agencies. It is specifically understood and agreed that Purchasers shall comply with such bonding and other requirements as may be necessary to obtain the approval of assignment of the United States oil and gas leases and the release of Seller from its obligations as lessee under such leases from and after the earliest practicable date of government approval.

                                ARTICLE 14
                               MISCELLANEOUS

14.1 Survival of Representations: All representation of the parties contained in this Agreement shall survive the Closing and continue for a period of two (2) years from and after Closing
Date.

14.2 Expenses: Whether or not this Agreement is Closed and the transaction consummated, each Party to this Agreement will bear and pay its own expenses incurred in connection with the preparation and performance of this Agreement.

14.3 Notices: Any notice given hereunder shall be in writing and shall be delivered personally, by facsimile (Fax), or by registered or certified mail, postage prepaid to the Parties at the following addresses:

Seller                                PURCHASERS

Wagner & Brown, Ltd.                  Melange Associates, Inc.
P.O. Box 1714                         821 17th Street, Suite 600
Midland, TX 79702                     Denver, CO 80202
Phone: (915) 686-5910                 Phone: (303) 298-9415
Fax:   (303) 686-6485                 Fax:   (303) 298-0729

                                      Nautilus Oil and Gas
                                         Company
                                      P.O. Box 2428
                                      Denver, CO 80201
                                      Phone: (303) 534-5220
                                      Fax:   (303) 534-5414

                                      Thorofare Resources, Inc.
                                      1888 Sherman Street, Suite 760
                                      Denver, CO 80203
                                      Phone: (303) 830-7208
                                      Fax:   (303) 830-7004

Each Party may change its address at any time and from time to time by giving notice to the other parties.

14.4 Assignment: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. Purchasers are free to assign all or any portion of their interest herein at any time; provided, however Purchasers shall not be relieved of any obligation imposed upon one or more of them by this Agreement as a result of any such assignment.

14.5 Titles for Convenience Only: The Table of Contents and headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

14.6 Severability: It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should the whole or any portion of any provision of this Agreement be held void or invalid, as a matter of law, such holding shall not affect other portions thereof which can be given effect without the invalid or void portion.

14.7 Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective heirs, devisees, legatees, legal representatives, successors and assigns.

14.8 Compliance With Laws And Regulations: The Parties shall each comply with all laws, rules and regulations of any government authority in its operations hereunder.

14.9 Counterparts: This Agreement may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Execution by a each Seller shall bind that Seller regardless of execution by any other Seller provided however that should less than all Seller execute this Agreement Purchasers may terminate this Agreement.

14.10 Governing Law: This Agreement shall be governed by the laws of the State of Wyoming applicable to contracts made and to be performed therein. AU assignments and instruments executed in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of the state where the Properties conveyed thereby are located.

IN WITNESS OF, this Agreement is executed effective as of the date herein above provided.

Seller:

Wagner & Brown, Ltd.
By: Canyon Energy, Inc. as Managing General Partner

By: s/Ted C. Meade
      Ted C. Meade, Vice President, Land

Date: April 4, 1996

PURCHASERS

Melange Associates, Inc.             Thorofare Resources, Inc.

s/Gary C. Stewart                     s/Tim Macke
By: Gary C. Stewart, President        Tim Macke,President
Date: 3/29/96                         Date: 3/29/96


Nautilus Oil and Gas Company

By: s/Joseph R. Pope
    Joseph R. Pope, President
Date: 3/29/96

                                  ASSIGNMENT AND ASSUMPTION

         THIS INSTRUMENT is made and entered into as of the day of April, 1996, between Melange Associates, Inc., a Colorado corporation, Nautilus Oil and Gas Company, a Colorado corporation, and Thorofare Resources, Inc., a Wyoming corporation (hereinafter collectively referred to as "Assignors") and Delta Petroleum Corporation, a Colorado corporation, ("Assignee").

         WHEREAS, pursuant to the Moneta Hills Purchase and Sale Agreement dated February 23, 1996 by and between the Assignors, as Purchasers and Wagner & Brown, Ltd. ("WB"), as Seller ("the Agreement"), the Assignors have agreed to purchase WB's interest in the Properties as that term is defined in the Agreement on the terms and conditions set forth in the Agreement.

         WHEREAS, Assignee desires to acquire all of the rights and assume and undertake all of the obligations of Assignors under the Agreement, and Assignors are willing to assign such rights and obligations to Assignee on the terms and conditions set forth in this instrument.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements and obligations of Assignors and Assignee hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Assignors and Assignee do hereby agree as follows:

1. Subject to all of the terms of this instrument, Assignors hereby assign and transfer unto Assignee all of Assignors' rights and interest in, to and under the Agreement.

2. Assignee hereby assumes and agrees to timely perform each of the Assignors' respective and collective covenants, obligations and liabilities under the Agreement, including, but not limited to, the obligations of Assignors to pay the purchase price to WB at closing under the Agreement and to indemnify and hold WB harmless from certain obligations and liabilities incident to the ownership and operation of the Properties as specified in the Agreement.

3. By its execution hereof, WB consents to the foregoing assignment and assumption of contractual rights and obligations, but in no way releases or waives any rights or remedies it may have under the Agreement with respect to the Assignors who remain liable for their respective and collective obligations as Purchasers under the Agreement.

         EXECUTED in counterpart as of the day and year first above written.


ASSIGNORS:                           ASSIGNEE:

MELANGE ASSOCIATES, INC.             DELTA PETROLEUM CORPORATION

By:s/Gary C. Stewart                 By: s/Roger A. Parker
Printed Name: Gary C. Stewart        Printed Name: Roger A. Parker
Title: President                     Title: President


NAUTILUS OIL AND GAS COMPANY

By: s/Joseph R. Pope
Printed Name: Joseph R. Pope
Title: President


THOROFARE RESOURCES, INC.

By:s/Tim Macke
Printed Name: Tim Macke
Title: Vice President

Consent to the above and foregoing Assignment and Assumption is granted as of this the 5th day of April 1996.

WAGNER & BROWN, LTD.

By:      Canyon Energy, Inc.,
         as Managing General Partner

By:s/Ted C. Meade
Printed Name: Ted C. Meade
Title: Vice President - Land